DELAWARE INVESTMENTS MINNESOTA
MUNICIPAL INCOME FUND II, INC.

Registration No. 811 07420
FORM N-SAR

Semi-Annual Period Ended September
30, 2007


SUB-ITEM 77C:  Submission of
matters to a vote of security
holders

The shareholders of Delaware
Investments Arizona
Municipal Income Fund, Inc.,
Delaware Investments
Colorado Insured Municipal Income
Fund, Inc.,
Delaware Investments Florida
Insured Municipal
Income Fund, and Delaware
Investments Minnesota
Municipal Income Fund II, Inc.
(each, a Fund)
voted on the following proposals
(as applicable) at
the annual meeting of shareholders
on August 15,
2007 (the Annual Meeting). The
description of
each proposal and number of shares
voted are as
follows:

1. To elect a Board of
Directors/Trustees for
2. each Fund.

Delaware Investments Arizona
Municipal Income
Fund, Inc.

Common Shareholders Preferred
Shareholders Shares Voted For
Shares
Voted Withheld Authority Shares
Voted For Shares Voted Withheld
Authority Patrick P.
Coyne 2,714,69497,526 Thomas L.
Bennett 2,714,694
97,526 John A.
Fry 2,714,69497,526 Anthony D.
Knerr 2,712,69499,526 Lucinda S.
Landreth 2,714,69497,526 Ann R.
Leven 2,712,69499,526 Thomas F.
Madison 4973 Janet L. Yeomans 4973J.
Richard Zecher 2,712,69499,526

Delaware Investments Colorado
Insured Municipal Fund, Inc.

Common Shareholders Preferred
Shareholders Shares Voted For
Shares
Voted Withheld Authority Shares
Voted For Shares Voted Withheld
Authority Patrick P. Coyne
3,996,995176,888 Thomas L. Bennett
3,960,961
212,922 John A. Fry
3,991,049182,834 Anthony D.
Knerr 3,965,803208,080 Lucinda S.
Landreth 3,995,445178,438 Ann R.
Leven 3,996,520177,363 Thomas F.
Madison 6480Janet L. Yeomans 6480J.
Richard Zecher 3,991,607182,883


Delaware Investments Florida
Insured Municipal Income Fund

Common Shareholders Preferred
Shareholders Shares Voted For
Shares
Voted Withheld Authority Shares
Voted For Shares Voted Withheld
Authority Patrick P. Coyne
1,904,68246,806 Thomas L. Bennett
1,905,607

45,881 John A. Fry 1,901,60749,881
Anthony D. Knerr 1,905,60745,881
Lucinda S.
Landreth 1,905,60745,881 Ann R.
Leven 1,903,38548,103 Thomas F.
Madison 2985 Janet L. Yeomans
2985J.
Richard Zecher 1,902,46049,028

Delaware Investments Minnesota
Municipal Income Fund II, Inc.

Common Shareholders Preferred
Shareholders Shares Voted For
Shares Voted Withheld
Authority Shares Voted For Shares
Voted Withheld Authority Patrick P.
Coyne 9,963,948337,750 Thomas L.
Bennett 9,960,404
341,294 John A.
Fry 9,957,373344,325 Anthony D.
Knerr 9,947,477354,221 Lucinda S.
Landreth 9,962,248339,450 Ann R.
Leven 9,950,634351,064 Thomas F.
Madison 1,35118 Janet L. Yeomans
1,35118J. Richard Zecher
9,949,969351,729


The shareholders of Delaware
Investments Florida
Insured Municipal Income Fund (the
Fund), voted
on the following proposal at the
Funds reconvened
annual shareholders meeting on
September 13, 2007.
The description of the proposal and
the number of
shares voted are as follows:

3. To eliminate a fundamental
investment policy requiring
Delaware Investments Florida
Insured Municipal Income Fund to
invest 80% of its net assets in
insured, AAA rated municipal bonds
issued by the State of Florida.

Common Shareholders Preferred
Shareholders Affirmative Against
Abstained Brokers Non
Votes Affirmative Against Abstained
1,325,276 193,989 33,988
414,0682961030



SUB-ITEM 77D:  Policies with
respect to security investments

Change to the Funds Investment
Policies
At a meeting of the Funds Board of
Directors/Trustees on August 16,
2007, the Board approved the Funds
ability to invest up to 15% of
total net assets in credit default
swaps. The Funds began investing in
credit default swaps on October 23,
2007.

Credit Default Swaps

A Fund may enter into credit
default swap (CDS) contracts to the
extent consistent with its
investment objectives and
strategies. A CDS contract is a
risk transfer instrument (in the
form of a derivative security)
through which one party (the
purchaser of protection) transfers
to another party (the seller of
protection) the financial risk of a
Credit Event (as defined below), as
it relates to a particular
reference security or basket of
securities (such as an index). In
exchange for the protection offered
by the seller of protection, the
purchaser of protection agrees to
pay the seller of protection a
periodic premium. In the most
general sense, the benefit for the
purchaser of protection is that, if
a Credit Event should occur, it has
an agreement that the seller of
protection will make it whole in
return for the transfer to the
seller of protection of the
reference security or securities.
The benefit for the seller of
protection is the premium income it
receives. A Fund might use CDS
contracts to limit or to reduce the
risk exposure of the Fund to
defaults of the issuer or issuers
of its holdings (i.e., to reduce
risk when the Fund owns or has
exposure to such securities). A
Fund also might use CDS contracts
to create or vary exposure to
securities or markets or as a tax
management tool.

CDS transactions may involve
general market, illiquidity,
counterparty, and credit risks. CDS
prices may also be subject to rapid
movements in response to news and
events affecting the underlying
securities. In addition, the CDS
market for municipal securities is
less mature than the CDS market for
taxable fixed income securities.
The aggregate notional amount
(typically, the principal amount of
the reference security or
securities) of a Funds investments
in the CDS contracts will be
limited to 15% of its total net
assets. As the purchaser or seller
of protection, a Fund may be
required to segregate cash or other
liquid assets to cover its
obligations under certain CDS
contracts.

Where a Fund is a purchaser of
protection, it will designate on
its books and records cash or
liquid securities sufficient to
cover its premium payments under
the CDS. To the extent that a Fund,
as a purchaser of protection, may
be required in the event of a
credit default to deliver to the
counterparty (1) the reference
security (or basket of securities),
(2) a security (or basket of
securities) deemed to be the
equivalent of the reference
security (or basket of securities),
or (3) the negotiated monetary
value of the obligation, the Fund
will designate the reference
security (or basket of securities)
on its books and records as being
held to satisfy its obligation
under the CDS or, where the Fund
does not own the reference security
(or basket of securities), the Fund
will designate on its books and
records cash or liquid securities
sufficient to satisfy the potential
obligation. To the extent that the
Fund, as a seller of protection,
may be required in the event of a
credit default to deliver to the
counterparty some or all of the
notional amount of the CDS, it will
designate on its books and records
cash or liquid securities
sufficient to cover the obligation.
If the CDS permits a Fund to offset
its obligations against the
obligations of the counterparty
under the CDS, then the Fund will
only designate on its books and
records cash or liquid securities
sufficient to cover the Funds net
obligation to the counterparty, if
any. All cash and liquid securities
designated by a Fund to cover its
obligations under CDS will be
marked to market daily to cover
these obligations.

As the seller of protection in a
CDS contract, a Fund would be
required to pay the par (or other
agreed-upon) value of a reference
security (or basket of securities)
to the counterparty in the event of
a default, bankruptcy, failure to
pay, obligation acceleration,
modified restructuring or agreed
upon event (each of these events is
a Credit Event). If a Credit Event
occurs, a Fund generally would
receive the security or securities
to which the Credit Event relates
in return for the payment to the
purchaser of the par value.
Provided that no Credit Event
occurs, a Fund would receive from
the counterparty a periodic stream
of payments over the term of the
contract in return for this credit
protection. In addition, if no
Credit Event occurs during the term
of the CDS contract, a Fund would
have no delivery requirement or
payment obligation to the purchaser
of protection. As the seller of
protection, a Fund would have
credit exposure to the reference
security (or basket of securities).
A Fund will not sell protection in
a CDS contract if it cannot
otherwise hold the security (or
basket of securities).

As the purchaser of protection in a
CDS contract, a Fund would pay a
premium to the seller of
protection. In return, the Fund
would be protected by the seller of
protection from a Credit Event on
the reference security (or basket
of securities). A risk in this type
of transaction is that the seller
of protection may fail to satisfy
its payment obligations to the Fund
if a Credit Event should occur.
This risk is known as counterparty
risk and is described in further
detail below.

If the purchaser of protection does
not own the reference security (or
basket of securities), the
purchaser of protection may be
required to purchase the reference
security (or basket of securities)
in the case of a Credit Event on
the reference security (or basket
of securities). If the purchaser of
protection cannot obtain the
security (or basket of securities),
it may be obligated to deliver a
security (or basket of securities)
that is deemed to be equivalent to
the reference security (or basket
of securities) or the negotiated
monetary value of the obligation.

Each CDS contract is individually
negotiated. The term of a CDS
contract, assuming no Credit Event
occurs, is typically between two
and five years, but there is no
restriction on the term of the CDS
contracts in which a Fund may
invest. CDS contracts may be
unwound through negotiation with
the counterparty. Additionally, a
CDS contract may be assigned to a
third party. In either case, the
unwinding or assignment involves
the payment or receipt of a
separate payment by a Fund to
terminate the CDS contract.

A significant risk in CDS
transactions is the
creditworthiness of the
counterparty because the integrity
of the transaction depends on the
willingness and ability of the
counterparty to meet its
contractual obligations. If there
is a default by a counterparty who
is a purchaser of protection, a
Funds potential loss is the agreed
upon periodic stream of payments
from the purchaser of protection.
If there is a default by a
counterparty that is a seller of
protection, the Funds potential
loss is the failure to receive the
par value or other agreed upon
value from the seller of protection
if a Credit Event should occur. CDS
contracts do not involve the
delivery of collateral to support
each partys obligations; therefore,
a Fund will only have contractual
remedies against the counterparty
pursuant to the CDS agreement. As
with any contractual remedy, there
is no guarantee that a Fund would
be successful in pursuing such
remedies. For example, the
counterparty may be judgment proof
due to insolvency. A Fund thus
assumes the risk that it will be
delayed or prevented from obtaining
payments owed to it.

Industry and Security Risk.
Industry risk is the risk that the
value of securities in a particular
industry will decline because of
changing expectations for the
performance of that industry.
Securities risk is the risk that
the value of an individual security
will decline because of changing
expectations for the performance of
the individual issuer of the
security. To mitigate this risk,
DMC spreads the Funds assets across
different types of municipal bonds
and among bonds representing
different industries and regions
within Colorado. DMC will generally
concentrate investments in a
particular sector when the supply
of bonds in other sectors does not
suit the Funds investment needs.
This will expose the Fund to
greater industry and security risk.
However, if the Funds fundamental
policy requiring it to invest
primarily in insured securities is
eliminated, it may be more subject
to industry and security risk than
it was previously because payment
of interest and principal on a
substantial portion of the bonds in
its portfolio is no longer insured.

Geographical Diversification. It is
anticipated that the Fund will
transition its portfolio over time
to include municipal bonds from
other states and territories.
During that transition period, the
Fund may have significant
investments in Florida municipal
bonds. This could make the Fund
more sensitive to economic
conditions in Florida than other
more geographically diversified
national municipal income funds.

Credit Risk. Credit risk is the
possibility that an issuer of a
debt security  or an entity that
insures the debt security  will be
unable to make interest payments
on, and to pay the principal of, a
security when due. A change in the
credit risk associated with a
particular debt security may cause
a corresponding change in that
securitys price and, therefore,
impact the Funds net asset value.
The purpose of insurance is to
protect against credit risk. In the
event of a default of an insured
municipal security, the insurer is
contractually required to make
payments of interest and principal
under the terms of the municipal
security. To the extent that the
Fund invests more of its assets in
insured municipal securities or in
securities that are more highly
rated, the Fund may be subject to
less credit risk. There is no
assurance, however, that an
insurance company will meet its
obligations with respect to the
insured securities. DMC recognizes
that both eliminating the Funds
mandated investment policy
concerning insured securities and
increasing the Funds ability to
invest in non investment grade
securities may entail an increase
in credit risk. It is the portfolio
managers and credit analysts
responsibility to perform due
diligence around security selection
with respect to credit risk to
ensure that securities within the
Fund are adding value to the
portfolio. The team responsible for
managing the Fund meets on a weekly
basis to discuss and address such
risks.

High Yield (Junk) Bonds. Credit
risk is even greater for non
investment grade, high yield
municipal bonds. Investing in so
called junk bonds entails the risk
of principal loss, which is
typically greater than the risk
involved in investment grade bonds.
Issuers of these bonds are
generally considered to be in a
less secure financial situation and
may be affected more by adverse
economic conditions, and therefore
high yield bonds tend to exhibit
more price volatility. High yield
bonds are sometimes issued by
municipalities with lesser
financial strength and therefore
less ability to make projected debt
payments on the bonds. A protracted
economic downturn could adversely
affect the value of outstanding
bonds and the ability of high yield
issuers to repay principal and
interest. In particular, for a high
yield revenue bond, adverse
economic conditions to the
particular project or industry that
backs the bond would pose a
significant risk. In striving to
manage these risks, DMC will limit
the amount that the Fund may invest
in lower quality, higher yielding
bonds.

Interest Rates. The Fund is
affected by changes in interest
rates. When interest rates rise,
the value of bonds in the Funds
portfolio will likely decline. This
generally affects securities with
longer maturities more than those
with shorter maturities. Because
interest rate movements can be
unpredictable, DMC does not try to
increase return by aggressively
capitalizing on interest rate
moves. DMC does attempt to manage
the duration of a Fund in order to
take advantage of DMCs market
outlook, especially on a longer
term basis.